EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Phillip Merrick, the Chairman and Chief Executive Officer of webMethods, Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2002 (the “Report”). The undersigned hereby certifies that:

     (1)     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2002	/S/ PHILLIP MERRICK Name: Phillip Merrick Title: Chairman and Chief Executive Officer